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                                                                   Exhibit 23.2


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 660,000 shares of common stock for the Active Voice Corporation 1997 Director Stock Option Plan and the Active Voice Corporation 1998 Stock Option Plan, as amended, of our report dated May 18, 1998, with respect to the consolidated financial statements and schedule of Active Voice Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP


Seattle, Washington
June 25, 1998